Exhibit 99.1

1 Alexandria Real Estate Equities, Inc. Landlord of Choice to the Life Science Industry® 2012 Investor Day December 5, 2012 PROPRIETARY MATERIALS – DO NOT COPY OR DISTRIBUTE © 2012 Alexandria Real Estate Equities, Inc.

Safe Harbor Statement This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this presentation, and we assume no obligation to update this information and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria’s Top 10 Catalysts/Value Drivers for 2013 Embedded equity from land and asset sales eliminates need for large equity offering overhang Accelerated asset sales will continue to improve overall asset base quality and enterprise value 499 Illinois Street lease-up will provide significant NOI contribution Alexandria Center for Life Science – New York City’s West Tower lease-up will provide significant NOI contribution Significant NOI contribution from current development and redevelopment deliveries to be realized Cash same property NOI will make strong comeback Core cash growth from leases will be robust as concessions burn off Maintain high-quality embedded value and NOI growth driver in CIP remaining Dividend growth will be meaningful given solid coverage and growing cash flows Prospect for stable earnings growth emerges without dilutive equity

For the past several years, investor attention has been focused on the right side of the balance sheet. Focus should now shift to the asset side of the balance sheet. Given Alexandria’s unique ability to create Class-A assets (not just buy someone else’s value creation) in AAA locations (urban/CBD submarkets), we believe Alexandria is primed to regain its premium multiple. Investors and Analysts Should Now Shift Focus to the Asset Side of Alexandria’s Balance Sheet

How Has Alexandria's Core Business Performed?
Alexandria's 20 Largest Tenants Are High-Credit and Diverse

Company	Remaining Lease Terms in Years[1]	Percentage of Aggregate Annualized Base Rent	Investment Grade[2]
1. Novartis AG	4.3	7.3 %	Y
2. Bristol-Myers Squibb Company	5.4	3.8	Y
3. Eli Lilly and Company	10.4	3.6	Y
4. FibroGen, Inc.	11.1	3.4	N
5. Roche	5.6	3.3	Y
6. Ilumina, Inc.	19.1	3.2	N
7. United States Government	5.3	3.0	Y
8. GlaxoSmithKline plc	6.9	2.4	Y
9. Celgene Corporation	8.9	2.3	Y
10. Massachusetts Institute of Technology	4.9	2.0	Y
11. The Regents of the University of California	8.9	1.8	Y
12. NYU-Neuroscience Translational Research Institute	12.4	1.7	Y
13. Alnylam Pharmaceuticals, Inc.[3]	4.0	1.4	N
14. Gilead Sciences, Inc.	7.8	1.4	Y
15. Pfizer Inc.	6.5	1.3	Y
16. The Scripps Research Institute	4.1	1.2	Y
17. Theravance, Inc.[4]	7.7	1.2	N
18. Infinity Pharmaceuticals, Inc.	2.3	1.1	N
19. Qiagen N.V.	3.8	1.0	N
20. Quest Diagnostics Incorporated	4.3	1.0	Y
Total/Weighted Average	**7.5**	**47.4%**	**14Y**

Investment Grade Tenants Represent **48%** of Alexandria's Total Annualized Base Rent at 3Q12

(1) Represents remaining lease term in years based on percentage of annualized base rent in effect as of September 30, 2012.
(2) Ratings obtained from Fitch Ratings, Moody's Investors Service, and Standard & Poor's.
(3) As June 30, 2012, Novartis AG owned approximately 11% of the outstanding stock of Alnylam Pharmaceuticals, Inc.
(4) As of July 25, 2012, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

ALEXANDRIA.

PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE

ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012

5

How Has Alexandria’s Core Business Performed? Record Total Square Footage Leased Alexandria has successfully leased significant square feet year after year, a clear indication of the consistent demand for Alexandria’s Class-A assets in AAA cluster locations Alexandria Total Rentable Square Feet Leased Development/Redevelopment Space Leased Renewed/Re-Leased/Previously Vacant Space Leased Rentable Square Feet Leased 1,530,780 1,554,426 2,032,617 2,413,821 1,774,465 630,370 309,921 711,622 993,655 828,850 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2008 2009 2010 2011 YTD 3Q12 2,603,315 3,407,476 2,744,239 1,864,347 2,161,150

Stable Occupancy Percentage How Has Alexandria’s Core Business Performed? Stable Occupancy Percentage(1) Occupancy of operating properties and operating and redevelopment properties at end of period. (2) Occupancy statistics for North America properties only for comparability across periods. Consolidated occupancy percentages of operating properties and operating and redevelopment properties at 3Q12 were 93.0% and 88.3%, respectively. Alexandria’s occupancy has remained very resilient since demand for our submarkets and assets continues to be solid Percentage Occupancy 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 94.8% 90.0% 94.1% 89.4% 94.3% 88.9% 94.9% 88.5% 94.2%(2) 90.0%(2) 2008 2009 2010 2011 3Q12 Operating properties Operating and redevelopment properties

How Has Alexandria’s Core Business Performed? Greater Boston: Alexandria Consistently Outperformed Market Percentage Occupancy Occupancy Percentage in Greater Boston (Alexandria vs. Market) Alexandria’s Greater Boston asset base has consistently outperformed the market in occupancy percentage Source of Market Occupancy: CBRE 100.0% 98.0% 96.0% 94.0% 92.0% 90.0% 88.0% 86.0% 84.0% 82.0% 80.0% 96.7% 87.9% 94.3% 89.3% 93.6% 92.0% 93.9% 87.6% 94.3% 88.4% 2008 2009 2010 2011 3Q12 Alexandria Occupancy of Operating Properties Market Occupancy

How Has Alexandria’s Core Business Performed? San Francisco Bay: Alexandria Consistently Outperformed Market Occupancy Percentage in San Francisco Bay (Alexandria vs. Market) Alexandria’s San Francisco Bay asset base has consistently outperformed the market in occupancy percentage Source of Market Occupancy: Kidder Mathews and Cornish & Carey Commercial Newmark Knight Frank Percentage Occupancy 100.0% 98.0% 96.0% 94.0% 92.0% 90.0% 88.0% 86.0% 84.0% 82.0% 80.0% 98.4% 81.4% 95.4% 83.6% 95.8% 90.1% 96.7% 90.2% 98.0% 89.8% 2008 2009 2010 2011 3Q12 Alexandria Occupancy of Operating Properties Market Occupancy

How Has Alexandria’s Core Business Performed? San Diego: Alexandria Consistently Outperformed Market Occupancy Percentage in San Diego (Alexandria vs. Market) Alexandria’s San Diego asset base has consistently outperformed the market in occupancy percentage Source of Market Occupancy: Cassidy Turley and Cushman & Wakefield Percentage Occupancy 100.0% 98.0% 96.0% 94.0% 92.0% 90.0% 88.0% 86.0% 84.0% 82.0% 80.0% 92.6% 90.8% 89.2% 85.3% 93.1% 87.0% 96.4% 88.5% 95.2% 85.7% 2008 2009 2010 2011 3Q12

How Has Alexandria’s Core Business Performed? Seattle: Alexandria Consistently Outperformed Market Occupancy Percentage in Seattle (Alexandria vs. Market) Alexandria’s Seattle asset base has consistently outperformed the market in occupancy percentage Source of Market Occupancy: Kidder Matthews Percentage Occupancy

 ARE has reported positive GAAP rental rate increases on renewed/re-leased space for 13 consecutive years and has a manageable lease expiration schedule How Has Alexandria’s Core Business Performed? Solid Rental Rate Increases Alexandria Rental Rate Percentage Increases (GAAP) Alexandria Rental Rate Percentage Increases (GAAP)

How Has Alexandria’s Core Business Performed? Increase in Annualized Base Rent from Class-A Assets Alexandria’s Class-A asset concentration has grown considerably in key cluster submarkets Increase in Annualized Base Rent from Class-A Assets

How Has Alexandria’s Core Business Performed? Unique, Positive Same Property Net Operating Income Growth (1) Office REIT figures based on UBS Investment Bank – Equity Research data (1) Same Property NOI (Cash Basis) Alexandria’s asset base has consistently outperformed the office peer group -2% 0% 2% 4% 6% 8% 10% 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Alexandria Office Total/Weighted Average

Alexandria achieved greater risk-adjusted same property NOI growth than other peer group REITs How Has Alexandria’s Core Business Performed? Proven Track Record Compared with REIT Universe Same Property NOI Growth and Standard Deviation 4Q05 – 3Q12 Average Same Property NOI Growth/Standard Deviation 4Q05 – 3Q12 Average Source: Bank of America Merrill Lynch

Revenue (in millions) How Has Alexandria’s Core Business Performed? Solid Increase in Revenue Alexandria’s total revenue has grown through the Great Recession

Net Operating Income (in millions) How Has Alexandria’s Core Business Performed? Solid Increase in Net Operating Income Alexandria’s total net operating income has grown through the Great Recession

Adjusted EBITDA (in millions) How Has Alexandria’s Core Business Performed? Solid Increase in Adjusted EBITDA Alexandria’s adjusted EBITDA has grown through the Great Recession

(1) Represents funds from operations, before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges. How Has Alexandria’s Core Business Performed? Solid Increase in FFO FFO(1) (in millions) Alexandria’s FFO has grown through the Great Recession

 A Recent Analyst Report Incorrectly Characterized Drivers of Laboratory Space Common Macro Misperceptions Reality: The focus of healthcare on personalized medicine and the critical need to reduce the economic cost of diseases to society set the backdrop for solid and continuing laboratory space demand Reality: Biopharma R&D forms the bedrock of drug Research & Development ( see next slide for exact figures) Reality: The NIH, and venture capital large augment large biopharma R&D (see next slide for exact figures) An aging U.S. population sets the backdrop for lab space demand Federal Government grants form the bedrock of drug Research & Development Venture capital and biopharma R&D budgets augment this base

 (1) Source: National Institutes of Health; National Science Foundation; National Venture Capital Association; Thomson Reuters; and Battelle (2) Source: PharmaExec & Evaluate Pharma 2011 Life Science R&D Investments: $113.4B+(1) R&D Funding Remains Steady, Solid, and Predictable as Pharma and Biotech Have Significant Cash on Hand $7.7B NSF/NIST Annual Budget $30.9B NIH Annual Budget $67.3B US Biopharma R&D Investment $195B Cash held by the top 20 biopharmaceutical companies at YE2011(2) $7.5B VC Investment Medical Philanthropy: A large, emerging funding source

Alexandria’s Capital Allocation Strategy Has Focused on Increasing Class-A Assets in AAA Locations for High-Quality Tenants As the pioneer of the labspace® niche in 1994, Alexandria has a first-mover advantage in the top magnet ‘brain trust’ clusters Since 1994, Alexandria has accumulated and created Class-A assets in AAA locations proximate to leading academic medical research centers In recent years, Alexandria has chosen to primarily create value (rather than buy someone else’s value creation) by strategically allocating capital to Class-A development and redevelopment projects in AAA locations Alexandria’s Class-A developments and redevelopments have attracted the highest credit tenants at very strong rental rates for long-term leases

“New York City is home to a wealth of world-class biotechnology resources, including academic medical centers that have been on the leading edge of translational research – making it an ideal place to establish partnerships for our Centers for Therapeutic Innovation. Success and advancements occur when the best minds are working in unison, and the Alexandria Center’s prime location and world-class lab space will serve as the perfect location to house this new partnership.” – ANTHONY J. COYLE, PHD, HEAD OF PFIZER INC.’S GLOBAL CENTERS FOR THERAPEUTIC INNOVATION Alexandria created value through the development of a Class-A campus in the East Side Medical Corridor East Tower: 309,000 RSF, 99% leased Future West Tower: 420,000 RSF, Anticipated delivery: 4Q13 Initial stabilized yields to be disclosed in 4Q12 earnings release Alexandria Center for Life Science | New York City Biopharma Migration to New York City: Creating Value Through Development of Class-A Asset in AAA Location Tenant New Presence Expansion Eli Lilly and Company Kadmon Pharmaceuticals, LLC NYU Pfizer Inc. Roche

455 Mission Bay Boulevard South | Mission Bay, San Francisco Biopharma Migration to Mission Bay: Creating Value Through Development of Class-A Asset in AAA Location Alexandria created value through the development of a Class-A asset in the heart of the Mission Bay science and technology cluster, immediately proximate to UCSF 210,000 RSF laboratory/office facility, 98% leased Initial stabilized yield: Cash 8.5% / GAAP 8.4% “Mission Bay is a hotbed of innovation in the U.S. and key to our decision to co-locate our researchers in this life sciences community. We expect this new focus on U.S. research collaboration to enhance Bayer’s pipeline, which features a successful combination of internal excellence with highly partnered approaches in research and development and commercialization.” – ANDREAS BUSCH, HEAD OF GLOBAL DISCOVERY, BAYER AG Tenant New Presence Expansion Bayer AG Nektar Therapeutics (sublease from Pfizer Inc.) Venture capital firms

Biopharma Migration to UTC: Creating Value Through Redevelopment of Acquired Asset in AAA Location Alexandria created value by acquiring and redeveloping a manufacturing facility into UTC’s leading life science campus 450,000 RSF life science facility, 96% leased Initial stabilized yield on 279,000 RSF redevelopment: Cash 7.9% / GAAP 7.7% Initial stabilized yield on 450,000 RSF campus: Cash 8.0% / GAAP 7.8% ARE Campus Pointe | 10300 Campus Point Drive | UTC, San Diego “We are moving full speed ahead toward building a biotechnology powerhouse. The science, technology, and talent at our new center in San Diego will help bring novel biotech medicines to patients faster and more efficiently, and reinforces Lilly's commitment and contributions to San Diego's burgeoning bioscience industry.” – JOHN LECHLEITER, PHD, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ELI LILLY AND COMPANY Tenant New Presence Expansion Eli Lilly and Company Celgene Corporation Covance, Inc. UCSD

High-Quality Life Science Entities Cluster Around MIT: Creating Value Through Redevelopment in AAA Location



ARE Technology Square | 400 Technology Square | Cambridge

"The three words I would use to describe our experience with Alexandria are energetic, positive, and fruitful. I think it was very fruitful in the sense that all of our expectations were met, we got really great results, and in many ways our expectations were exceeded by the folks at Alexandria."

– YUTAKA ISHIZAKA, SENIOR VICE PRESIDENT OF PLANNING & OPERATIONS, H3 BIOMEDICINE INC. (SUBSIDIARY OF EISAI CO., LTD. OF JAPAN)

Alexandria created value by converting a dated office facility into a Class-A laboratory asset in a AAA location across the street from MIT's science campus

212,000 RSF laboratory/office facility, 80% pre-leased

Tenant	New Presence	Expansion
The Ragon Institute of MGH, MIT and Harvard	✓	
Epizyme, Inc.		✓
Warp Drive Bio, LLC		✓
Aramco Services Company	✓	

Redevelopment from office to laboratory/office space including 9% increase in rentable square footage

Initial stabilized yield: Cash 8.1% / GAAP 8.9%

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
26

“Medicago and ARE teamed to design and construct a 97,000 square foot plant-based vaccine production facility in Durham, NC. From Medicago’s perspective, we could not have successfully undertaken this project without a partner such as ARE. Their expertise and focus in the biotech arena insured a rapid start-up, efficient design process, and a cost-effective, state-of-the-art production facility. We worked together with ARE as a team during the entire design/build process and they continually demonstrated their knowledge of the biotech field and flexibility in achieving our customized requirements.” – MIKE WANNER, VICE PRESIDENT OF US OPERATIONS, MEDICAGO INC. High-Quality Life Science Entities Cluster in Ag-Tech Hub: Creating Value Through Development of Class-A Asset in AAA Location 7 Triangle Drive | Research Triangle Park Tenant New Presence Expansion Medicago Inc. Alexandria created value by developing a Class-A asset in a AAA location for a high-quality tenant 97,000 RSF facility, 100% leased Medicago chose to locate its U.S. plant-based vaccine facility in RTP, the leading cluster for agricultural technology Initial stabilized yield: Cash 8.5% / GAAP 9.8%

“Cystic fibrosis represents an important area of unmet medical need. We intend to retain Corus’s Seattle-based operations, and we look forward to welcoming the Corus employees to Gilead and to working together to advance the development of aztreonam lysine.” – JOHN F. MILLIGAN, PHD, FORMER EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, GILEAD SCIENCES, INC. Alexandria created value by developing a Class-A asset in a AAA location for a high-quality tenant 115,000 SF facility, 100% leased Gilead acquired Seattle-based Corus Pharma, which had approximately 6,000 RSF of laboratory space with Alexandria in Seattle. Gilead decided to consolidate and expand Corus’s cluster presence in Seattle with a new state-of-the-art research facility. Initial stabilized yield: Cash 7.6% / GAAP 8.6% Biopharma Acquisition and Focus on Lake Union: Creating Value Through Development of Class-A Asset in AAA Location 199 East Blaine Street | Seattle Tenant New Presence Expansion Gilead Sciences, Inc.

 Timeline of Alexandria’s Significant Improvements to the Balance Sheet 2008: Significant U.S. and worldwide financial crisis/Great Recession 2008/2009: Alexandria is an unrated REIT 2010: Sales of Mission Bay land parcels for approximately $278 million 2010: Common stock offering for 5,175,000 shares at $69.25 per share to match fund Veralliance acquisitions 2011: Common stock offering for 5,500,000 shares at $75.50 per share to match fund 409/499 Illinois acquisition at Mission Bay (52% occupied) 2011: Refinanced a significant portion of our outstanding debt maturing in 2012 with a $750 million unsecured bank term loan 2011: Investment grade ratings achieved 2012: Completed debut 4.60% unsecured senior notes offering with net proceeds of $544.6 million 2012: Completed 6.45% Series E Preferred stock offering with net proceeds of $124.9 million 2012: Amended our $1.5 billion unsecured senior line of credit to reduce interest rate and extend maturity date 2012: Delivery of significant operating cash flows from development and redevelopment projects

 Alexandria’s Financial Strategy Maintain diverse sources of capital Continue to improve capital structure Execute capital recycling program for investment into higher value, Class-A urban assets Reduction of non-income-producing assets as a percentage of GAV through monetization Leverage Net Debt to Adjusted EBITDA: 6.5x by December 31, 2013 Post 2013, maximum Net Debt to Adjusted EBIDTA of 6.5x Significant redevelopment and development projects funded leverage neutral with capital from: Approximately $130 to $150 million annual retained cash flows from operations after dividends Recycling of capital from asset sales Debt Common equity Cost of capital Investment grade ratings provide access to lower cost of capital Opportunity over time to improve ratings and further reduce cost of capital Retain cash flows from operations for reinvestment – cheapest form of capital Manageable and laddered maturity profile; extend weighted average remaining term of debt Strong liquidity position with $1.5 billion unsecured line of credit – approximately $1.1 billion available Significant and high quality unencumbered assets – 73% of net operating income Minimize unhedged variable rate debt – 25% maximum

 2012 Balance Sheet Achievements and 2013/2014 Strategy 2012 Achievements(1) 2013 Forecast 2014 Forecast Construction spending forecast $596 million $545 to $595 million $250 to $350 million Cash flows from operations after dividends $138 million $130 to $150 million $130 to $150 million Asset recycling target Non-income-producing assets $80 million $175 to $225 million Selective sales Income-producing assets $71 to $76 million $75 to $125 million Limited to none Common equity raised via ATM program $98 million $125 to $175 million $100 to $150 million Unsecured bond offering $550 million (Debut 4.6% 10-year unsecured bonds) $350 to $450 million, 10 year $250 to $350 million, 10 year Net Debt to Adjusted EBITDA Leverage neutral year at 7.2x 6.5x <6.5x Fixed charge coverage ratio 2.7 to 2.9x 2.9 to 3.0x 3.0 to 3.2x (1) Includes estimate for 4Q12 disclosed in 3Q12 financial and earnings results.

Debt Capital Markets Update Source: Bank of America Merrill Lynch Internal Database as of November 16, 2012 Alexandria Bonds Have Performed Inline With the REIT Index In addition to comfort from regular dialogue with the rating agencies, the solid performance of Alexandria’s bonds demonstrates the market’s comfort with the Company’s balance sheet

2012 Capital Transactions/Liquidity Total Capital Raised of $2.5 Billion Asset Sales: $151-$156 million(1) 6.45% Series E Preferred Stock Offering: $125 million 4.60% Unsecured Senior Notes Offering: $545 million Secured Construction Loan: $55 million Common Stock Offering: $98 million Availability Under $1.5 Billion Unsecured Line of Credit: $1.087 billion Net Cash Flows: $138 million Cash and Cash Equivalents: $95 million (1) Asset sales forecasted for the year ended December 31, 2012 Unsecured Line of Credit: $1.5 billion Liquidity of $1.3 Billion

Fixed Rate/Hedged Variable Rate and Unhedged Variable Rate Debt We expect to manage the amount of unhedged variable rate debt as a percentage of total debt through periodic issuance of unsecured bonds as well as additional interest rate hedge and/or interest rate cap agreements 15% 25% 85% 75% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3Q12 Fixed Rate Debt/Hedged Variable Rate Debt Unhedged Variable Rate Debt Maximum

Strong Access to Capital $3.3 billion $2.3 billion Perpetual preferred stock Unsecured bank term loans Equity Unsecured bonds Unsecured line of credit Secured construction loan

Real Estate Asset Sales as of 3Q12

Dollars in thousands, except per square foot amounts Description	Location	Date of Sale	Rentable/ Developable Square Feet	Sales Price per SF	Occupancy at Date of Sale	Annualized GAAP NOI[1]	Sales Price[2]	Gain on Sale
Land parcels and assets with a previous operating component:								
1201/1209 Mercer Street[3]	Seattle	September 2012	76,029	$ 73	0%	$ 45	$ 5,570	$ 54
801 Dexter Avenue North[3]	Seattle	August 2012	120,000	$ 72	0%	$ (96)	8,600	$ 55
Land parcel	Greater Boston	March 2012	[4]	$ 275	N/A	N/A	31,360	$ 1,864
Sale of land parcels and assets with a previous operating component							45,530	
Income-producing properties:								
200 Lawrence Drive/210 Welsh Pool Road	Pennsylvania	July 2012	210,866	$ 94	100%	$ 2,193	19,750[5]	$ 103
155 Fortune Boulevard[6]	Route 495/ Worcester	July 2012	36,000	$ 222	100%	$ 804	8,000	$ 1,350
5110 Campus Drive[6]	Pennsylvania	May 2012	21,000	$ 86	71%	$ 77	1,800	$ 2
Sales of income-producing properties							29,550[7]	
Completed sales subtotal							75,080	
Sales in process	Various	Pending	261,000	$ 130	N/A	$ (470)	34,000[8]	TBD
Subtotal							109,080	
Other incremental dispositions								
Sales in process[9]	Various	Pending	504,130	$ 174	N/A	$ 12,798	84,500	TBD
Total projected dispositions							**$193,580**	

(1) Annualized using actual year-to-date results as of the quarter end prior to date of sale or September 30, 2012.
(2) Represents contractual sales price for assets sold or contractual/estimated sale price for sales in process.
(3) Properties sold to residential developers.
(4) In March 2012, we sold one-half of our 55% interest in a land parcel supporting a 414,000 rentable square feet project for approximately $31.4 million, or approximately $275 per rentable square foot.
(5) Sales price reflects the near-term lease expiration of a client tenant occupying 38,513 rentable square feet, or 18% of the total rentable square feet, on the date of sale. In connection with the sale, we received an interest-only secured note receivable for $6.1 million due in 2018.
(6) Properties were sold to client tenants.
(7) The weighted average capitalization rate (Annualized GAAP NOI divided by Sales Price) related to sales of income-producing assets in the nine months ended September 30, 2012, was 10.4%.
(8) Includes a $13.3 million amortizing secured note receivable due in 2014.
(9) Includes four properties, which the buyers expect to renovate. During the three months ended September 30, 2012, we recognized an aggregate charge for impairment of real estate of approximately $9.8 million to adjust the carrying values of the four properties to their fair value, less costs to sell. We may receive a note receivable in connection with sale of one property. One sale ranging from $42 million to $47 million may close during the three months ended December 31, 2012.

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
36

 Manageable Debt Maturities Alexandria has manageable debt maturities Assumes we exercise our sole right to extend the maturities of our unsecured senior line of credit and unsecured senior bank term loans. Amounts represent principal amounts due and do not reflect unamortized discounts as reflected on the consolidated balance sheets. As of September 30, 2012 As of December 31, 2009 $36 $135 $41 $91 $217 $417 $476 $750 $368 $216 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2010 2011 2012 2013 2013 Thereafter In Millions Secured Notes Payable Unsecured Senior Notes Payable Unsecured Senior Line of Credit Unsecured Senior Bank Term Loans Unsecured Senior Convertible Notes

Improvement in Capital Structure Improvement in Capital Structure A REAL ESTATE EQUITIES, INC.

ALL RIGHTS RESERVED © 2012 PROPRIETARY MATERIALS DO NOT COPY OR DISTRIBUTE 4Q07 3Q12 4Q13 Beyond 2013 Net Debt to Adjusted EBITDA(1) 9.0x 7.6x 6.5x <6.5x Net Debt to Gross Assets 55% 38% 34 to 36% 33 to 35% Improvement

Revenue Consistent Performance (in millions) (1) Represents funds from operations, before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges. NOI Adjusted EBITDA FFO(1)

Net Debt to Adjusted EBITDA Credit Metrics Net Debt to Gross Assets (Excluding Cash and Restricted Cash) Interest Coverage Ratio (1) Periods represent quarter annualized metrics. (1) (1) (1) Fixed Charge Coverage Ratio

Secured Debt Ratio Interest Coverage Ratio Leverage Ratio Fixed Charge Coverage Ratio Unsecured Senior Line of Credit: Key Financial Covenants LTM Adjusted EBITDA > 1.50x Fixed Charges Secured Debt < 40% of Adjusted Tangible Assets Total Debt < 60% of Adjusted Tangible Assets LTM Adjusted NOI from Unencumbered Assets > 1.75x 1.40x 1.50x 1.75x 1.75x 55% 40% 65% 60% 14% 11% 9% 8% 2009 2010 2011 3Q12 2.0x 2.2x 2.7x 2.5x 2009 2010 2011 3Q12 41% 36% 36% 36% 2009 2010 2011 3Q12

 Post-2013 Balance Sheet Framework As we come out of 2013, Alexandria’s balance sheet objective is to manage to Net Debt to Adjusted EBITDA of 6.5x Significant investment activity (acquisitions, development, and redevelopment) would be match-funded to be leverage neutral

Increasing Development/Redevelopment Demand from Life Science Industry and Acquisition Opportunities Alexandria is fortunate to have more demand (developments and redevelopments) and acquisition opportunities than capital to fund them with.

Alexandria’s Roadmap for Future Growth and Restoration of Premium Multiple in 2013 Recycling assets for future value Transforming CIP assets into future value and growth in key ‘brain trust’ clusters Creating value by monetizing land bank in key ‘brain trust’ clusters

 Recycling Assets in Non-Core Markets for Capital Deployment in Key ‘Brain Trust’ Clusters for Future Value 5110 Campus Drive, Pennsylvania 1201 Mercer Street, Seattle 1209 Mercer Street, Seattle 801 Dexter Avenue North, Seattle 210 Welsh Pool Road, Pennsylvania 200 Lawrence Drive, Pennsylvania In 2012, Alexandria is targeting asset sales totaling approximately $151 to $156 million

Misperception of Alexandria’s Development/Redevelopment Risk and Return Alexandria has: Focused on significantly increasing its market presence in high barrier-to-entry clusters with very low existing cap rates Significantly mitigated risk due to high pre-leasing percentage Achieved solid initial stabilized yields Created Class-A assets and converted assets in AAA locations (rather than bought someone else’s value creation)

Misperception of Alexandria’s Development/Redevelopment Risk and Return As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time. The cash and GAAP Initial Stabilized Yields related to the development of 499 Illinois Street declined by approximately 0.3% and 0.2%, respectively, to allow for a slightly longer absorption period. Despite this change, we still expect to achieve overall yields for the entire project (including the occupied portion of 409 Illinois) within our original expectations of 6.5%-7.0% and 7.2%-7.6% for cash and GAAP, respectively. Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012. As of the period end, some portion of the real estate basis associated with the rentable square feet under development or redevelopment was classified as in service because activities necessary to prepare the asset for its intended use were no longer in process. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space. Project RSF Leased Status RSF Investment Initial Stabilized Project Market - Submarket/ In % Leased/ September 30, 2012 To Complete Total at Yield(1) Start Occupancy Stabilization Property Service CIP Total Leased Negotiating Marketing Total Negotiating In Service CIP 2012 Thereafter Completion Cash GAAP Date Date Date Development projects in North America Greater Boston – Cambridge 225 Binney Street - 303,143 303,143 303,143 - - 303,143 100% $ - $ 84,163 $ 8,788 $ 87,322 $ 180,273 7.5% 8.1% 4Q11 4Q13 4Q13 San Francisco Bay – Mission Bay 499 Illinois Street(2) - 222,780 222,780 - - 222,780 222,780 - $ - $ 111,219 $ 2,867 $ 39,123 $ 153,209 6.4% 7.2% 2Q11 2Q14 1Q15 San Francisco Bay – South SF 259 East Grand Avenue(3) - 170,618 170,618 170,618 - - 170,618 100% $ - $ 45,226 $ 13,498 (3) $ 22,137 (3) $ 80,861 7.8-8.2% 7.8-8.2% 1Q12 4Q12 4Q12 400/450 East Jamie Court 99,694 63,342 163,036 127,732 - 35,304 163,036 78% $ 58,481 $ 39,340 $ 5,962 $ 9,230 $ 113,013 4.2% 4.3% 4Q06 3Q11 2Q13 Other - 400/450 East Jamie Court(4) $ 20,659 $ (20,659) San Diego – University Town Center 5200 Illumina Way - 127,373 127,373 127,373 - - 127,373 100% $ - $ 45,330 $ 2,229 $ 1,741 $ 49,300 7.0% 10.8% 4Q10 4Q12 4Q12 Development projects in North America 99,694 887,256 986,950 728,866 - 258,084 986,950 74% $ 79,140 $ 304,619 $ 33,344 $ 159,553 $ 576,656 Redevelopment projects in North America Greater Boston – Cambridge 400 Technology Square - 212,123 212,123 169,939 - 42,184 212,123 80% $ - $ 111,297 $ 15,891 $ 17,500 $ 144,688 8.1% 8.9% 4Q11 4Q12 4Q13 Seattle – Lake Union 1551 Eastlake Avenue 65,342 52,141 117,483 74,914 8,000 34,569 117,483 71% $ 36,148 $ 20,366 $ 2,730 $ 4,766 $ 64,010 6.7% 6.7% 4Q11 4Q11 4Q13 Suburban and other redevelopment projects 18,461 326,262 344,723 211,388 55,270 78,065 344,723 77% $ 11,840 $ 151,650 $ 7,504 $ 37,590 $ 208,584 Other – suburban and other redevelopment projects(4) $ 5,807 $ (5,807) Redevelopment projects in North America 83,803 590,526 674,329 456,241 63,270 154,818 674,329 77% $ 53,795 $ 277,506 $ 26,125 $ 59,856 $ 417,282 Total development and redevelopment projects in North America 183,497 1,477,782 1,661,279 1,185,107 63,270 412,902 1,661,279 75% $ 132,935 $ 582,125 $ 59,469 $ 219,409 $ 993,938

AAA locations in high barrier-to-entry markets with very low existing cap rates Misperception of Alexandria’s Development/Redevelopment Risk and Return As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time. The cash and GAAP Initial Stabilized Yields related to the development of 499 Illinois Street declined by approximately 0.3% and 0.2%, respectively, to allow for a slightly longer absorption period. Despite this change, we still expect to achieve overall yields for the entire project (including the occupied portion of 409 Illinois) within our original expectations of 6.5%-7.0% and 7.2%-7.6% for cash and GAAP, respectively. Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012. As of the period end, some portion of the real estate basis associated with the rentable square feet under development or redevelopment was classified as in service because activities necessary to prepare the asset for its intended use were no longer in process. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space. Market - Submarket/Property Development projects in North America Greater Boston - Cambridge 225 Binney Street San Francisco Bay - Mission Bay 499 Illinois Street(2) San Francisco Bay - South SF 259 East Grand Avenue(3) 400/450 East Jamie Court Other - 400/450 East Jamie Court(4) San Diego - University Town Center 5200 Illumina Way Development projects in North America Redevelopment projects in North America Greater Boston - Cambridge 400 Technology Square Seattle - Lake Union 1551 Eastlake Avenue Suburban an other redevelopment projects Other - suburban and other redevelopment projects(4) Redevelopment projects in North America Total development and redevelopment projects in Noth America Project RSF Leased Status RSF Investment Initial Stabilized  Market - Submarket/ In % Leased/ September 30, 2012 To Complete Total at Yield(1) Project Start Occupancy Stabilization Property Service CIP Total Leased Negotiating Marketing Total Negotiating In Service CIP 2012 Thereafter Completion Cash GAAP Date Date Date Development projects in North America Greater Boston – Cambridge 225 Binney Street - 303,143 303,143 303,143 - - 303,143 100% $ - $ 84,163 $ 8,788 $ 87,322 $ 180,273 7.5% 8.1% 4Q11 4Q13 4Q13  San Francisco Bay – Mission Bay 499 Illinois Street(2) - 222,780 222,780 - - 222,780 222,780 - $ - $ 111,219 $ 2,867 $ 39,123 $ 153,209 6.4% 7.2% 2Q11 2Q14 1Q15  San Francisco Bay – South SF 259 East Grand Avenue(3) - 170,618 170,618 170,618 - - 170,618 100% $ - $ 45,226 $ 13,498 (3) $ 22,137 (3) $ 80,861 7.8-8.2% 7.8-8.2% 1Q12 4Q12 4Q12 400/450 East Jamie Court 99,694 63,342 163,036 127,732 - 35,304 163,036 78% $ 58,481 $ 39,340 $ 5,962 $ 9,230 $ 113,013 4.2% 4.3% 4Q06 3Q11 2Q13 Other - 400/450 East Jamie Court(4) $ 20,659 $ (20,659)  San Diego – University Town Center 5200 Illumina Way - 127,373 127,373 127,373 - - 127,373 100% $ - $ 45,330 $ 2,229 $ 1,741 $ 49,300 7.0% 10.8% 4Q10 4Q12 4Q12 Development projects in North America 99,694 887,256 986,950 728,866 - 258,084 986,950 74% $ 79,140 $ 304,619 $ 33,344 $ 159,553 $ 576,656  Redevelopment projects in North America Greater Boston – Cambridge 400 Technology Square - 212,123 212,123 169,939 - 42,184 212,123 80% $ - $ 111,297 $ 15,891 $ 17,500 $ 144,688 8.1% 8.9% 4Q11 4Q12 4Q13  Seattle – Lake Union 1551 Eastlake Avenue 65,342 52,141 117,483 74,914 8,000 34,569 117,483 71% $ 36,148 $ 20,366 $ 2,730 $ 4,766 $ 64,010 6.7% 6.7% 4Q11 4Q11 4Q13  Suburban and other redevelopment projects 18,461 326,262 344,723 211,388 55,270 78,065 344,723 77% $ 11,840 $ 151,650 $ 7,504 $ 37,590 $ 208,584 Other – suburban and other redevelopment projects(4) $ 5,807 $ (5,807) Redevelopment projects in North America 83,803 590,526 674,329 456,241 63,270 154,818 674,329 77% $ 53,795 $ 277,506 $ 26,125 $ 59,856 $ 417,282  Total development and redevelopment projects in North America 183,497 1,477,782 1,661,279 1,185,107 63,270 412,902 1,661,279 75% $ 132,935 $ 582,125 $ 59,469 $ 219,409 $ 993,938

Significant risk mitigation due to high pre-leasing percentage Misperception of Alexandria’s Development/Redevelopment Risk and Return As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time. The cash and GAAP Initial Stabilized Yields related to the development of 499 Illinois Street declined by approximately 0.3% and 0.2%, respectively, to allow for a slightly longer absorption period. Despite this change, we still expect to achieve overall yields for the entire project (including the occupied portion of 409 Illinois) within our original expectations of 6.5%-7.0% and 7.2%-7.6% for cash and GAAP, respectively. Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012. As of the period end, some portion of the real estate basis associated with the rentable square feet under development or redevelopment was classified as in service because activities necessary to prepare the asset for its intended use were no longer in process. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space. Market - Submarket/Property Development projects in North America Greater Boston - Cambridge 225 Binney Street San Francisco Bay - Mission Bay 499 Illinois Street(2) San Francisco Bay - South SF 259 East Grand Avenue(3) 400/450 East Jamie Court Other - 400/450 East Jamie Court(4) San Diego - University Town Center 5200 Illumina Way Development projects in North America Redevelopment projects in North America Greater Boston - Cambridge 400 Technology Square Seattle - Lake Union 1551 Eastlake Avenue Suburban an other redevelopment projects Other - suburban and other redevelopment projects(4) Redevelopment projects in North America Total development and redevelopment projects in Noth America % Leased/Negotiating 100% - 100% 78% 100% 74% 80% 71% 77% 77% 75% Project RSF Leased Status RSF Investment Initial Stabilized  Market - Submarket/ In % Leased/ September 30, 2012 To Complete Total at Yield(1) Project Start Occupancy Stabilization Property Service CIP Total Leased Negotiating Marketing Total Negotiating In Service CIP 2012 Thereafter Completion Cash GAAP Date Date Date Development projects in North America Greater Boston – Cambridge 225 Binney Street - 303,143 303,143 303,143 - - 303,143 100% $ - $ 84,163 $ 8,788 $ 87,322 $ 180,273 7.5% 8.1% 4Q11 4Q13 4Q13 San Francisco Bay – Mission Bay 499 Illinois Street(2) - 222,780 222,780 - - 222,780 222,780 - $ - $ 111,219 $ 2,867 $ 39,123 $ 153,209 6.4% 7.2% 2Q11 2Q14 1Q15 San Francisco Bay – South SF 259 East Grand Avenue(3) - 170,618 170,618 170,618 - - 170,618 100% $ - $ 45,226 $ 13,498 (3) $ 22,137 (3) $ 80,861 7.8-8.2% 7.8-8.2% 1Q12 4Q12 4Q12 400/450 East Jamie Court 99,694 63,342 163,036 127,732 - 35,304 163,036 78% $ 58,481 $ 39,340 $ 5,962 $ 9,230 $ 113,013 4.2% 4.3% 4Q06 3Q11 2Q13 Other - 400/450 East Jamie Court(4) $ 20,659 $ (20,659) San Diego – University Town Center 5200 Illumina Way - 127,373 127,373 127,373 - - 127,373 100% $ - $ 45,330 $ 2,229 $ 1,741 $ 49,300 7.0% 10.8% 4Q10 4Q12 4Q12 Development projects in North America 99,694 887,256 986,950 728,866 - 258,084 986,950 74% $ 79,140 $ 304,619 $ 33,344 $ 159,553 $ 576,656 Redevelopment projects in North America Greater Boston – Cambridge 400 Technology Square - 212,123 212,123 169,939 - 42,184 212,123 80% $ - $ 111,297 $ 15,891 $ 17,500 $ 144,688 8.1% 8.9% 4Q11 4Q12 4Q13 Seattle – Lake Union 1551 Eastlake Avenue 65,342 52,141 117,483 74,914 8,000 34,569 117,483 71% $ 36,148 $ 20,366 $ 2,730 $ 4,766 $ 64,010 6.7% 6.7% 4Q11 4Q11 4Q13 Suburban and other redevelopment projects 18,461 326,262 344,723 211,388 55,270 78,065 344,723 77% $ 11,840 $ 151,650 $ 7,504 $ 37,590 $ 208,584 Other – suburban and other redevelopment projects(4) $ 5,807 $ (5,807) Redevelopment projects in North America 83,803 590,526 674,329 456,241 63,270 154,818 674,329 77% $ 53,795 $ 277,506 $ 26,125 $ 59,856 $ 417,282 Total development and redevelopment projects in North America 183,497 1,477,782 1,661,279 1,185,107 63,270 412,902 1,661,279 75% $ 132,935 $ 582,125 $ 59,469 $ 219,409 $ 993,938

Solid initial stabilized yields Misperception of Alexandria’s Development/Redevelopment Risk and Return As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time. The cash and GAAP Initial Stabilized Yields related to the development of 499 Illinois Street declined by approximately 0.3% and 0.2%, respectively, to allow for a slightly longer absorption period. Despite this change, we still expect to achieve overall yields for the entire project (including the occupied portion of 409 Illinois) within our original expectations of 6.5%-7.0% and 7.2%-7.6% for cash and GAAP, respectively. Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012. As of the period end, some portion of the real estate basis associated with the rentable square feet under development or redevelopment was classified as in service because activities necessary to prepare the asset for its intended use were no longer in process. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space. Market - Submarket/Property Development projects in North America Greater Boston - Cambridge 225 Binney Street San Francisco Bay - Mission Bay 499 Illinois Street(2) San Francisco Bay - South SF 259 East Grand Avenue(3) 400/450 East Jamie Court Other - 400/450 East Jamie Court(4) San Diego - University Town Center 5200 Illumina Way Development projects in North America Redevelopment projects in North America Greater Boston - Cambridge 400 Technology Square Seattle - Lake Union 1551 Eastlake Avenue Suburban an other redevelopment projects Other - suburban and other redevelopment projects(4) Redevelopment projects in North America Total development and redevelopment projects in Noth America Initial Stabilized Yield(1) Cash GAAP 7.5% 8.1% 6.4% 7.2% 7.8-8.2% 7.8-8.2% 4.2% 4.3% 7.0% 10.8% 8.1% 8.9% 6.7% 6.7% Project RSF Leased Status RSF Investment Initial Stabilized Market - Submarket/ In % Leased/ September 30, 2012 To Complete Total at Yield(1) Project Start Occupancy Stabilization Property Service CIP Total Leased Negotiating Marketing Total Negotiating In Service CIP 2012 Thereafter Completion Cash GAAP Date Date Date Development projects in North America Greater Boston – Cambridge 225 Binney - 303,143 303,143 303,143 - - 303,143 100% $ - $ $ $ $ 180,273 Street 84,163 8,788 87,322 7.5% 8.1% 4Q11 4Q13 4Q13 San Francisco Bay – Mission Bay 499 Illinois Street(2) - 222,780 222,780 - - 222,780 222,780 - $ - $ 111,219 $ 2,867 $ 39,123 $ 153,209 6.4% 7.2% 2Q11 2Q14 1Q15 San Francisco Bay – South SF 259 East Grand Avenue(3) - 170,618 170,618 170,618 - - 170,618 100% $ - $ 45,226 $ 13,498(3) $ 22,137 (3) $ 80,861 7.8- 8.2% 7.8- 8.2% 1Q12 4Q12 4Q12 8% 8% 400/450 East Jamie Court 99,694 63,342 163,036 127,732 - 35,304 163,036 78% $ 58,481 $ 39,340 $ 5,962 $ 9,230 $ 113,013 4.2% 4.3% 4Q06 3Q11 2Q13 Other - 400/450 East Jamie Court(4) $ 20,659 $ (20,659) San Diego – University Town Center 5200 Illumina Way - 127,373 127,373 127,373 - - 127,373 100% $ - $ 45,330 $ 2,229 $ 1,741 $ 49,300 7.0% 10.8% 4Q10 4Q12 4Q12 Development projects in North America 99,694 887,256 986,950 728,866 - 258,084 986,950 74% $ 79,140 $ 304,619 $ 33,344 $ 159,553 $ 576,656 Redevelopment projects in North America Greater Boston – Cambridge 400 Technology Square - 212,123 212,123 169,939 - 42,184 212,123 80% $ - $ 111,297 $ 15,891 $ 17,500 $ 144,688 8.1% 8.9% 4Q11 4Q12 4Q13 Seattle – Lake Union 1551 Eastlake Avenue 65,342 52,141 117,483 74,914 8,000 34,569 117,483 71% $ 36,148 $ 20,366 $ 2,730 $ 4,766 $ 64,010 6.7% 6.7% 4Q11 4Q11 4Q13 Suburban and other redevelopment projects 18,461 326,262 344,723 211,388 55,270 78,065 344,723 77% $ 11,840 $ 151,650 $ 7,504 $ 37,590 $ 208,584 Other – suburban and other redevelopment projects(4) $ 5,807 $ (5,807) Redevelopment projects in North America 83,803 590,526 674,329 456,241 63,270 154,818 674,329 77% $ 53,795 $ 277,506 $ 26,125 $ 59,856 $ 417,282 Total development and redevelopment projects in North America 183,497 1,477,782 1,661,279 1,185,107 63,270 412,902 1,661,279 75% $ 132,935 $ 582,125 $ 59,469 $ 219,409 $ 993,938

AAA location in Mission Bay’s vibrant life science and technology cluster Immediately adjacent to UCSF’s research campus and future state-of-the-art hospital 223,000 RSF under development and being marketed for laboratory/office UCSF research campus and future state-of-the-art hospital San Francisco technology boom Ideal waterfront location overlooking San Francisco Bay Expansive decks Active courtyard with iconic art installation DEVELOPMENT 499 ILLINOIS AVENUE Mission Bay, San Francisco Potential Initial Cash NOI: Approximately $10 million Tenant: TBD Unlocking Value Potential for 2013: Development | 499 Illinois Street, Mission Bay

AAA location in the heart of the Kendall Square innovation district Adjacent to Cambridge’s leading academic medical research centers 303,000 RSF life science headquarters facility 100% leased to Biogen Idec Inc. 15-year term “Kendall Square is one of the world’s preeminent biotechnology clusters. The proximity to academic researchers, teaching hospitals and other biotech companies fosters the collaboration and exchange of scientific ideas that breeds innovation. We’re looking forward to bringing all of our Massachusetts employees back together in this one location, and I believe it will help build the kind of culture and teamwork that is critical to our success as a company.” – George A. Scangos, Chief Executive Officer, Biogen Idec Inc. DEVELOPMENT 225 BINNEY STREET Cambridge, Massachusetts Initial Cash NOI: $13 million Tenant: Biogen Idec Inc. Unlocking Value Potential for 2013: Development | 225 Binney Street, Cambridge

AAA location in the heart of Manhattan’s East Side Medical Corridor New York City’s first and only world-class life science campus 420,000 RSF laboratory/office facility (Anticipated delivery: 4Q13) Big pharma migration to ‘brain trust’ clusters to access academic innovation Due to significant storm, neighboring academic medical research centers are looking for more reliable facilities Proximity to academic medical research centers Collaborative commercial life science environment in New York City World-class amenities DEVELOPMENT WEST TOWER(1) New York, New York Potential Initial Cash NOI: Very substantial Tenants: See next slide Unlocking Value Potential for 2013: Development | Alexandria Center™ for Life Science, New York City Development commences in 4Q12

Stacking Diagram: Current Leasing Activity for West Tower

AAA location in University Town Center Ideal proximity to San Diego’s industrial biotechnology community 72,000 RSF laboratory/office facility Burgeoning industrial biotechnology sector in San Diego Alexandria proactively approached Genomatica, Inc. about relocating from its existing Wateridge Summit facility Genomatica, Inc. wanted to be part of Alexandria’s innovative Esplanade campus Creative campus designed at the forefront of artistry, creativity, livability, and collaboration Alexandria’s unparalleled brand and services REDEVELOPMENT ARE ESPLANADE University Town Center, San Diego Initial Cash NOI: $2.7 million Tenant: Genomatica, Inc. Unlocking Value Potential for 2013: Redevelopment | ARE Esplanade, University Town Center

AAA location in the Shady Grove Life Sciences Center Proximity to NIH and other government research agencies 75,000 RSF lease (expansion of existing space, totaling 135,000 RSF) 15-year lease Proximity to NIH NCATS, new NIH initiative established in December 2011 to catalyze the generation of innovative methods and technologies that enhance the development, testing and implementation of diagnostics and therapeutics for patients World-class laboratory space Ideal location in heart of collaborative science park Long-standing relationship with Alexandria REDEVELOPMENT 9800 MEDICAL CENTER DRIVE Shady Grove Life Sciences Center, Rockville Initial Cash NOI: $4.2 million Tenant: NIH's National Center for Advancing Translational Sciences Unlocking Value Potential for 2013: Redevelopment | 9800 Medical Center Drive, Rockville

Non-Income-Producing Real Estate Assets as a Percentage of Gross Investments in Real Estate In 2013, Alexandria’s non-income-producing real estate assets as a percentage of gross investments in real estate will significantly decrease to 15-17%. 25% 15-17% 24% 25% 30% 29% Preconstruction Land held for future development Active development/redevelopment

Future Value-Added Projects in North America

Market	Land Undergoing Preconstruction Activities (additional CIP)	Land Held for Future Development	Total Land[1]	Future Redevelopment[2]
Greater Boston	1,589,000 (3)	155,000	1,744,000	119,000
San Francisco Bay – Mission Bay	–	290,000	290,000	–
San Francisco Bay – South San Francisco	–	1,024,000	1,024,000	40,000
San Diego	255,000 (4)	522,000	777,000	264,000
Greater NYC	420,000 (1)(5)	–	420,000	–
Suburban Washington, D.C.	–	1,274,000	1,274,000	416,000
Seattle	106,000 (6)	959,000	1,065,000	82,000
Other markets	–	1,085,000	1,085,000	105,000
Canada	–	142,000	142,000	–
Total future value-added projects in North America	2,370,000	5,451,000	7,821,000	1,026,000

(1) In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease.
(2) Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment. These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.
(3) Represents preconstruction related to four future ground-up development projects aggregating 1.6 million rentable square feet related to The Alexandria Center™ at Kendall Square.
(4) Represents preconstruction related to a future development site for 205,000 rentable square feet in Torrey Pines. This site also contains a parking structure and other improvements. Additionally, this also includes a future development site for 50,000 rentable square feet in University Town Center.
(5) Represents preconstruction related to a future ground-up development project for 419,806 rentable square feet for the West Tower of the Alexandria Center™ for Life Science – New York City. Our investment to date includes costs related to steel, curtain wall, foundation, and underground parking garage.
(6) Represents preconstruction related to a future ground-up development project for 106,000 rentable square feet in Lake Union.

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE

ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
58

Summary of 2013 Lease Expirations as of 3Q12

Market	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	Annualized Base Rent of Expiring Leases (per RSF)	Market Rent per RSF[1]
	2013 RSF of Expiring Leases						
Greater Boston	-	102,215	-	80,290	182,505	$ 39.33	$25.00 - $59.00
San Francisco Bay	-	51,281	-	234,764[2]	286,045	26.18	$20.00 - $47.00
San Diego	2,835	-	-	128,876	131,711	21.73	$16.00 - $36.00
Greater NYC	-	-	-	-	-	-	N/A
Suburban Washington, D.C.	-	66,162	54,906[3]	127,190[2]	248,258	30.55	$14.00 - $32.00
Seattle	-	-	-	-	-	-	N/A
Research Triangle Park	-	16,560	-	52,928	69,488	18.62	$10.00 - $32.00
Canada	-	-	-	-	-	-	N/A
Non-cluster markets	-	4,006	-	21,224	25,230	16.85	$14.00 - $22.00
Asia	-	2,314	-	7,980	10,294	15.54	$8.00 - $26.00
Total	2,835	242,538	54,906	653,252	953,531	$ 28.31	
Percentage of expiring leases	- %	25%	6%	69 %	100%		

(1) Based upon rental rates achieved in recently executed leases over the trailing 12 months.
(2) The largest two tenant leases expiring in 2013 are approximately 54,000 rentable square feet in the Gaithersburg submarket and approximately 51,000 rentable square feet in the Peninsula submarket.
(3) Represents a project containing 54,906 rentable square feet at 5 Research Court in the Rockville submarket. We expect to redevelop and convert the asset into single or multi-tenant laboratory space beginning in the fourth quarter of 2013.

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
59

 2012 Funds From Operations Per Share (Diluted), as Adjusted Guidance Events 2012 December 7, 2011 Investor Day $4.50 to $4.54 4.60% unsecured senior notes issued in February 2012 ($0.13) 3Q12 earnings release $4.37 to $4.41

 Investor Day 2011 —> Investor Day 2012 December 7, 2011 December 5, 2012 Operating results in line with guidance Net operating income – 4Q12 $111 to $113 million $110.5 to $112.5 million(1) Funds from operations per share in line with guidance FFO per share diluted – 4Q12 $1.16 to $1.20 $1.15 to $1.17 (1) Represents net operating income before $3.0 million net operating income reclassification to discontinued operations.

2012 Guidance December 7, 2011 December 5, 2012(1) 2012 Guidance FFO per share diluted, as adjusted $4.50 to $4.54 $4.37 to $4.41(2) Earnings per share diluted $1.85 $1.16 to $1.26(3) Key assumptions Same property net operating income performance Up 3% to 5% cash Up 0% to 2% GAAP Up 3% to 4% cash Slightly negative/positive GAAP Rental rate steps on lease renewals and re- leasing of space Slightly negative/positive cash Up 0% to 2% GAAP Slightly negative/positive cash Up 0% to 5% GAAP Straight-line rents $6 million/qtr $6.5 million/qtr Amortization of above and below market leases $0.8 million/qtr $0.8 million/qtr G&A expenses $43.2 to $44.5 million $46.2 to $47.2 million Capitalization of interest $54 to $60 million $61.5 to $62.5 million (1) Represents guidance disclosed on October 26, 2012, in our financial and operating results for the third quarter ended September 30, 2012. (2) Change in FFO per share diluted, as adjusted guidance from December 7, 2011, to December 5, 2012, reflects the impact of our issuance of $550 million of 4.60% 10-year unsecured senior notes payable (“Unsecured Senior Notes Payable”) in February, 2012. (3) Change in earnings per share diluted guidance from December 7, 2011, to December 5, 2012, reflects the impact of, (a) the issuance of our Unsecured Senior Notes Payable; (b) gains/impairments on real estate, charges related to retirement of debt and preferred stock, and realized gain on equity investment primarily related to one non-tenant life science entity; and (c) increases in depreciation primarily related to adjustments necessary to reduce the carrying amount of buildings and improvements to zero in connection with planned redevelopments.

(1) Represents guidance disclosed on October 26, 2012, in our financial and operating results for the third quarter ended September 30, 2012. (2) Reflects reclassification related to presentation of capitalization of interest disclosed for uses of capital for development, redevelopment, and capitalization disclosed on December 7, 2011, for comparability to amounts disclosed on December 5, 2012. (3) $76 million secured debt refinancing and $600 million 2017 unsecured term loan were completed in 2011 after our December 7, 2011 Investor Day. (4) The $98 million of “at the market” common stock offering program was a component of the $149 million of debt, common equity, and JV capital previously provided on December 7, 2011. (5) Increase of $108 million is primarily due to spending related to an additional 100% pre-leased development for Onyx Pharmaceuticals, Inc., timing of December 2011 estimates, 2011 estimates moving into 2012, and the West Tower of the Alexandria Center for Life Science - New York City preconstruction. Investor Day 2011 —> Investor Day 2012 2012 Sources & Uses of Capital December 7, 2011 December 5, 2012(1) Sources of capital Net cash provided by operating activities less dividends $ 139 million (2) $ 138 million Asset and land sales 112 million 151 to 156 million Secured debt refinancing/borrowings on secured construction financing 76 million (3) 24 million 2017 unsecured term loan 600 million (3) - (3) Unsecured senior notes payable TBD 550 million Series E preferred stock - 125 million Debt, common equity, and JV capital 149 million - “At the market” common stock offering program - 98 million (4) Debt and JV capital - 51 to 78 million Total sources of capital $ 1,076 million $ 1,137 to 1,169 million Uses of capital Development, redevelopment, and construction $ 488 million (2) $ 596 million (5) Notes receivable from asset and land sales - 19 to 51 million Acquisitions - 46 million Secured debt repayments 89 million (3) 11 million 2012 unsecured senior bank term loan repayment 250 million 250 million 3.70% unsecured senior convertible notes repurchase 85 million 85 million Series C preferred stock redemption - 130 million Total uses of capital $ 912 million $ 1,137 to 1,169 million

High Level Roll Forward of Projected 4Q12 FFO Per Share Diluted to Projected 2013 FFO Per Share Diluted

2013 Funds from Operation Per Share Diluted Guidance	FFO Per Share Diluted 2013	Amount of Asset Sales 2012	Amount of Asset Sales 2013
4Q12 FFO per share diluted guidance disclosed on 3Q12 earnings call	$1.15 to $1.17		
Midpoint	$ 1.16		
Incremental income-producing asset sales disclosed on 3Q12 earnings call:			
Expected to close in 4Q12	$ (0.03)	$ 44 million [1][2]	
Expected to close in 1Q13	(0.02)		$ 40.5 million [1]
New redevelopment projects starting late 4Q12	(0.01)		
Run rate based on midpoint 4Q12 guidance	**$ 1.10**		
Annualized	$ 4.40		
Growth	6%		
Subtotal	**$ 4.65**		
Incremental income-producing asset sales closing early in 1Q13	$ (0.10)		$ 59.5 million [1]
$200 million non-income-producing asset sales in 2013	(0.03)		$ 200 million
Other[3]	(0.02)		
Midpoint of 2013 guidance range	**$ 4.50**		**$ 300 million**
2013 guidance range (see next slide)	**$4.40 to $4.60**		**$ 250 to 350 million**

(1) Represents assets which the buyer expects to convert to an alternative use with significant capital investment.
(2) In our financial and operating results for the third quarter ended September 30, 2012, we disclosed a fourth quarter 2012 sales target range of $76 million to $81 million, which includes this $44 million.
(3) Includes approximately one cent per share diluted related to an increase in FFO attributable to noncontrolling interests related to an increase in FFO from the completion of the redevelopment at 400 Technology Square in Cambridge.

ALEXANDRIA.

PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE

ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012

64

2013 Guidance December 5, 2012 2013 Guidance(1) FFO per share diluted $4.40 to $4.60 Earnings per share diluted $1.39 to $1.59 Key assumptions(1) Same property net operating income performance – cash basis Up 4% to 7% Same property net operating income performance – GAAP basis Up 0% to 3% Rental rate steps on lease renewals and re-leasing of space – cash basis Flat to slightly positive Rental rate steps on lease renewals and re-leasing of space – GAAP basis Up 5% to 10% Occupancy at the end of 2013 93.6% to 94.0% Straight-line rents $24 to $26 million Amortization of above and below market leases $3 to $4 million G&A expenses $48 to $51 million Capitalization of interest $47 to $53 million Interest expense, net $74 to $84 million Represents guidance for the 12 months ended December 31, 2013, except for occupancy which is as of December 31, 2013.

Net Operating Income Trend

2013 Sources & Uses of Capital December 5, 2012 Sources of capital Net cash provided by operating activities less dividends $130 to $150 million Non-income-producing asset sales $175 to $225 million Income-producing asset sales $75 to $125 million Secured construction borrowings $20 to $30 million Unsecured senior notes $350 to $450 million “At the market” common stock offering $125 to $175 million Total sources of capital $875 to $1,155 million Uses of capital Development, redevelopment, and construction $545 to $595 million(1) Acquisitions -(2) Secured debt repayments $52 million Unsecured term loan repayment $125 to $175 million Paydown of unsecured senior line of credit $153 to $333 million Total uses of capital $875 to $1,155 million (1) On October 26, 2012, we disclosed a range of construction spending for 2013 from $615 to $665 million, or a midpoint of $640 million. Our construction spending guidance was updated on December 5, 2012, reflecting a decline in forecasted construction spending of $70 million based on midpoint of guidance. This decrease is primarily related to the deferral of spending into 2014 and a reduction in spending related to projected sales of certain land parcels undergoing preconstruction activities. (2) Our guidance has assumed no acquisitions, but we review opportunistic acquisitions to create value with funding on a leverage neutral basis.

Asset Recycling Strategy Assets To Be Sold* Older buildings: Eliminate potential capital expenditures and leasing risk Non-strategic: Not proximate to academic medical research centers in core life science clusters Alternate use for buyer: Not lab (Example: MOB, hospital, residential) Suburban location: Opportunity to reinvest capital into higher value, Class-A assets in urban cluster locations Excess land: Reduce land holdings in certain clusters while maintaining certain land parcels for future growth Capital: Opportunity to redeploy capital on balance sheet into active development projects with significant pre-leasing *A portion of projected 2013 asset sales is under negotiation and we expect to identify the remainder of the assets for disposition in 1Q13/2Q13 in order to achieve our target dispositions

Historical and Projected Asset Sales 2010 2011 2012 2013 Total Income-producing $11 million $3 million $71 to $76 million $75 to $125 million $160 to $215 million Non-income-producing $283 million $17 million $80 million $175 to $225 million $555 to $605 million Total asset sales $294 million $20 million $151 to $156 million(1) $250 to $350 million $715 to $820 million (1) Includes projected assets for the fourth quarter of 2012 of $76 to $81 million consisting of $42 to $47 million of income producing assets and $34 million of non-income-producing asset sales. From 2010 through 2013, we expect to sell almost $800 million of real estate assets. The proceeds of these sales have been and will be used to reduce leverage and reinvest into higher value, Class-A urban assets.

Land/Future Value-Added Projects: Monetization of Non-Income- Producing Assets $1.0 billion in land/future value-added property as of 3Q12 (see next slide) $200 million cost basis related to West Tower of the Alexandria Center for Life Science – New York City will transfer into active development (ground-up development to commence in 4Q12) Of the approximately $800 million land/future value-added projects remaining, our goal for 2013 is to sell approximately $200 million, or 25% A portion of projected 2013 asset sales is under negotiation and we expect to identify the remainder of the assets for disposition in 1Q13/2Q13 in order to achieve our target dispositions Strategy taps capital on balance sheet for reinvestment into high value, Class-A developments Company will retain key land parcels in top life science cluster markets for selective future ground-up development projects Land sales combined with significant redevelopment and development deliveries in 4Q12 through 4Q13 will reduce non-income-producing assets to approximately 15-17%

Land/Future Value-Added Projects: Monetization of Non-Income-Producing Assets

Summary of investments in real estate

	September 30, 2012		
	Book Value	Square Feet	Cost per Square Foot
Land (related to rental properties)	$ 506,823		
Buildings and building improvements	4,682,998		
Other improvements	184,301		
Rental properties	5,374,122	14,429,902	$ 372
Less: accumulated depreciation	(854,332)		
Rental properties, net	4,519,790		
Construction in progress ("CIP")/current value-added projects:			
Active development in North America	304,619	887,256	343
Active redevelopment in North America	277,506	590,526	470
Generic infrastructure/building improvement projects in North America	72,739	-	-
Active development and redevelopment in Asia	95,301	731,037	130
	750,165	2,208,819	340
Subtotal	5,269,955	16,638,721	317
Land/future value-added projects:			
Land held for future development in North America	326,932	5,451,000	60
Land undergoing preconstruction activities (additional CIP) in North America	597,631	2,370,000	252
Land held for future development/land undergoing preconstruction activities (additional CIP) in Asia	78,511	6,789,000	12
	$ 1,003,074	14,610,000	69
Investment in unconsolidated real estate entity	26,998	414,000	65
Investments in real estate, net	6,300,027	31,662,721	$ 199
Add: accumulated depreciation	854,332		
Gross investments in real estate	$ 7,154,359	31,662,721	

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE

ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
71

Future Value-Added Projects in North America

Market	Land Undergoing Preconstruction Activities (additional CIP)	Land Held for Future Development	Total Land [1]	Future Redevelopment [2]
Greater Boston	1,589,000 [3]	155,000	1,744,000	119,000
San Francisco Bay – Mission Bay	–	290,000	290,000	–
San Francisco Bay – South San Francisco	–	1,024,000	1,024,000	40,000
San Diego	255,000 [4]	522,000	777,000	264,000
Greater NYC	420,000 [1] [5]	–	420,000	–
Suburban Washington, D.C.	–	1,274,000	1,274,000	416,000
Seattle	106,000 [6]	959,000	1,065,000	82,000
Other markets	–	1,085,000	1,085,000	105,000
Canada	–	142,000	142,000	–
Total future value-added projects in North America	2,370,000	5,451,000	7,821,000	1,026,000

(1) In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease.

(2) Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment. These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.

(3) Represents preconstruction related to four future ground-up development projects aggregating 1.6 million rentable square feet related to The Alexandria Center™ at Kendall Square.

(4) Represents preconstruction related to a future development site for 205,000 rentable square feet in Torrey Pines. This site also contains a parking structure and other improvements. Additionally, this also includes a future development site for 50,000 rentable square feet in University Town Center.

(5) Represents preconstruction related to a future ground-up development project for 419,806 rentable square feet for the West Tower of the Alexandria Center™ for Life Science – New York City. Our investment to date includes costs related to steel, curtain wall, foundation, and underground parking garage.

(6) Represents preconstruction related to a future ground-up development project for 106,000 rentable square feet in Lake Union.

ALEXANDRIA.

PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE

ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012

72

Non-Income-Producing Real Estate Assets as a Percentage of Gross Investments in Real Estate In 2013, Alexandria’s non-income-producing real estate assets as a percentage of gross investments in real estate will significantly decrease to 15-17%. 25% 15-17% 24% 25% 30% 29% Preconstruction Land held for future development Active development/redevelopment

2013 Construction Spending 2013 Construction Spending (Projection) 2013 Active development projects in North America $120 million Active redevelopment projects in North America $60 million Preconstruction $45 million Generic infrastructure/building improvement projects in North America $65 million Future projected construction projects(1) $235 to $285 million Development and redevelopment projects in Asia $20 million Total construction spending(2) $545 to $595 million (1) Includes future ground-up development related to the West Tower of the Alexandria Center™ for Life Science – New York City. Also, includes future redevelopment projects in North America at 1616 Eastlake Avenue, 2625/2627/2631 Hanover Street, 3033 Science Park Road, 4757 Nexus Center Drive, 5 Research Court, and 6175 Nancy Ridge Drive. (2) Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs. (3) On October 26, 2012, we disclosed a range of construction spending for 2013 from $615 to $665 million, or a midpoint of $640 million. Our construction spending guidance was updated on December 5, 2012, reflecting a decline in forecasted construction spending of $70 million based on midpoint of guidance. This decrease is primarily related to the deferral of spending into 2014 and a reduction in spending related to projected sales of certain land parcels undergoing preconstruction activities. (3)

High Level Roll Forward of Debt to EBITDA (in millions)

	Guidance Range		Guidance Midpoint		
	Net Debt	Adjusted EBITDA[(1)]	Net Debt	Adjusted EBITDA[(1)]	Net Debt to Adjusted EBITDA
As of September 30, 2012			$ 2,892	$ 383	7.6x
4Q12 activity			$ 78	$ 31	
As of December 31, 2012	**$2,940 to $3,000**	**$410 - $418**	**$ 2,970**	**$ 414**	**7.2 to 7.3x**
Construction spend[(2)]	$545 to $595		$ 570		
EBITDA growth, excluding sales		$53 to $56		$ 55	
Asset sales:					
4Q12 income-producing asset sales[(3)]		($7 to $9)	$ -	$ (8)	
1Q13 income-producing asset sales[(3)]	($75 to $125)	($13 to $15)	$ (100)	$ (14)	
2013 non-income-producing asset sales	($175 to $225)	$ -	$ (200)	$ -	
Net cash provided by operating activities less dividends	($130 to $150)	$ -	$ (140)	$ -	
ATM common equity offering proceeds	($125 to $175)	$ -	$ (150)	$ -	
Other	$ (30)	$ -	$ (30)	$ -	
As of December 31, 2013	**$2,780 to $3,060**	**$443 - $450**	**$ 2,920**	**$ 447**	**6.5x**

Proceeds from projected issuance of unsecured notes payable in 2013 are not shown in the table above since the proceeds will be used to repay outstanding variable rate bank debt under our unsecured line of credit and unsecured term loans.

(1) Represents annualized Adjusted EBITDA for the three months ended. Adjustments from EBITDA to Adjusted EBITDA include, among others, adjustments to exclude stock compensation expense which approximates approximately $12 to $16 million on an annualized basis.
(2) Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs.
(3) Represents assets which the buyer expects to convert to an alternative use with significant capital investment.

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
75

Growth in 4Q13 Adjusted EBITDA over 4Q12 Adjusted EBITDA (in millions)

Alexandria expects to deliver growth in 4Q13 annualized Adjusted EBITDA over 4Q12 annualized Adjusted EBITDA of approximately $55 million before asset sales.

	Adjusted EBITDA Growth		Adjusted EBITDA Guidance Midpoint
Components of increase in 4Q12 annualized Adjusted EBITDA over 4Q13:			
Same properties		$6.0	
Development/redevelopment projects - 100%/significantly leased:			
225 Binney Street	$14.5 (1)		
400 Technology Square	$9.3 (2)		
9800 Medical Center Drive	$4.2 (1)		
1616 Eastlake Avenue	$2.4 (3)		
259 East Grand Avenue	$2.1 (1)		
Other	$4.0 (4)		
		$36.5	
Development/redevelopment projects - marketing/negotiating		$8.3 (5)	
Construction management fees:			
Longwood	$1.1		
Other	$3.1		
		$4.2	
Adjusted EBITDA growth before asset sales			$55.0
Asset sales (see previous slide)			($22.0)
Net increase in Adjusted EBITDA from 4Q12 annualized to 4Q13 annualized			$33.0

(1) Project is 100% pre-leased.
(2) Project is 80% pre-leased.
(3) Represents only the pre-leased portion.
(4) Represents several projects with significant leasing, of which approximately 87% of the increase in annualized 4Q13 Adjusted EBITDA is pre-leased.
(5) Our projections assume a contribution of approximately $2.1 million of incremental EBITDA in 4Q13 compared to 4Q12, or an increase of approximately $8.3 million on an annualized basis. In order to achieve this target, we estimate approximately 230,000 to 280,000 rentable square feet of incremental development/redevelopment leasing by 4Q13. Refer to the following slide for a historical summary of development/redevelopment leasing.

ALEXANDRIA.
PROPRIETARY MATERIALS
DO NOT COPY OR DISTRIBUTE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
ALL RIGHTS RESERVED © 2012
76

How Has Alexandria’s Core Business Performed? Record Total Square Footage Leased Alexandria has successfully leased significant square feet year after year, a clear indication of the consistent demand for Alexandria’s Class-A assets in AAA cluster locations Alexandria Total Rentable Square Feet Leased Development/Redevelopment Space Leased Renewed/Re-Leased/Previously Vacant Space Leased Rentable Square Feet Leased 1,530,780 1,554,426 2,032,617 2,413,821 1,774,465 630,370 309,921 711,622 993,655 828,850 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2008 2009 2010 2011 YTD 3Q12 2,603,315 3,407,476 2,744,239 1,864,347 2,161,150

 Strategic Goals for 2014 Earnings growth/FFO per share diluted growth over 2013 guidance 6-8% Capital recycling Non-income-producing assets Selective sales Income-producing assets Limited to none Manageable construction spending Approximately $250 to $350 million Growth through selective development and redevelopment with significant pre-leasing and opportunistic acquisitions Leverage neutral

Net Debt to Gross Assets (Excluding Cash and Restricted Cash) Projected Leverage and Coverage Ratios Interest Coverage Ratio Fixed Charge Coverage Ratio Net Debt to Adjusted EBITDA 3.6x - 3.8x 3.3x - 3.5x 2.9x - 3.0x 2.7x - 2.9x 34% - 36% 38% - 40% (1) Periods represent quarter annualized metrics. (1) (1) (1) (1) (1) (1)

Common Stock Dividend Policy Board Philosophy: Share increase in cash flows from operations with common shareholders while also retaining cash flows from operations for reinvestment Increase in dividend per common share Low payout ratio as of 3Q12: 50% Future potential regular increases in dividend per common share Period Percentage Increase 4Q12 vs. 3Q12 6% 2012 vs. 2011 12% 2011 vs. 2010 24%

Appendix 81 ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012 PROPRIETARY MATERIALS DO NOT COPY OR DISTRIBUTE

 Appendix A: Non-GAAP Measures Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue. Further, we believe net operating income is useful to investors as a performance measure, because when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations. Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. Property operating expenses that are included in determining net operating income consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies, that are incurred as part of corporate office management. Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently. We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income. Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 white paper and related implementation guidance (“NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales and impairments of real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value. We compute FFO before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges, as FFO calculated in accordance with the NAREIT White Paper, plus losses from early extinguishment of debt and preferred stock redemption charges, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards. Our calculations of both FFO and FFO before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs. Neither FFO nor FFO before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions. Funds from operations and funds from operations before gains/losses on early extinguishment of debt, realized gain on equity investment primarily related to one non-tenant life science entity, and preferred stock redemption charges Net operating income

 Appendix A: Non-GAAP Measures Interest coverage and fixed charge coverage ratios Net debt to Adjusted EBITDA Net debt to gross assets EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance. We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations. Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments of real estate. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments of real estate. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries. We believe that excluding non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use. We believe that adjusting for the effects of gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments of real estate provides useful information by excluding certain items that are not representative of our core operating results. These items are not related to core operations, not dependent upon historical costs, and not subject to judgmental valuation inputs and the timing of our decisions. EBITDA and Adjusted EBITDA have limitations as measures of our performance. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA, Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity. Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies. EBITDA and Adjusted EBITDA The interest coverage ratio is the ratio of Adjusted EBITDA to cash interest. This ratio is useful to investors as an indicator of our ability to service our cash interest obligations. The fixed charge coverage ratio is useful to investors as a supplemental measure of the Company’s ability to satisfy fixed financing obligations and dividends on preferred stock. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts. The fixed charge coverage ratio calculation below is not directly comparable to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our reports on Form 10-Q or Form 10-K. Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our leverage. Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash. Net debt to gross assets (excluding cash and restricted cash) is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our leverage. Net debt is calculated as described in “Net Debt to Adjusted EBITDA.” Gross assets (excluding cash and restricted cash) are equal to total assets plus accumulated depreciation less cash, cash equivalents, and restricted cash.

 Appendix A: Non-GAAP Measures (Dollars in thousands) NOI 3Q12 2Q12 1Q12 4Q11 3Q11 2011 2010 2009 2008 Net operating income 100,841 $ 105,657 $ 97,521 $ 97,696 $ 97,195 $ 388,658 $ 337,312 $ 343,185 $ 325,074 $ Operating margins 69% 71% 70% 70% 70% 71% 73% 75% 76% General and administrative 12,485 12,309 10,358 10,601 10,289 41,127 34,345 36,275 34,771 Interest 17,094 17,922 16,227 14,757 14,273 63,378 69,509 82,111 85,118 Depreciation and amortization 47,176 51,276 42,326 39,762 38,747 153,087 121,207 113,042 102,167 Impairment on investments - - - - - - - - 13,251 Loss (gain) on early extinguishment of debt - 1,602 623 - 2,742 6,485 45,168 (11,254) - Income from continuing operations 24,086 $ 22,548 $ 27,987 $ 32,576 $ 31,144 $ 124,581 $ 67,083 $ 123,011 $ 89,767 $ 3Q12 2Q12 1Q12 4Q11 3Q11 2011 2010 2009 2008 Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic 10,646 $ 17,616 $ 18,368 $ 26,960 $ 24,662 $ 101,973 $ 105,941 $ 104,974 $ 90,746 $ Depreciation and amortization 48,173 52,355 43,405 40,966 39,990 158,026 126,640 118,508 108,743 Gain on sale of real estate (1,562) (2) - - - - - (2,627) (20,401) Impairment of real estate 9,799 - - - 994 994 - - 4,650 Gain on sale of land parcel - - (1,864) - (46) (46) (59,466) - - Amount attributable to noncontrolling interests/unvested stock awards: Net income 1,188 1,122 946 1,412 1,244 5,063 4,724 8,317 5,126 FFO (1,148) (1,133) (1,156) (1,539) (1,580) (6,402) (5,834) (6,537) (6,704) FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic 67,096 $ 69,958 $ 59,699 $ 67,799 $ 65,264 $ 259,608 $ 172,005 $ 222,635 $ 182,160 $ Assumed conversion of 8.00% Unsecured Senior Convertible Notes 5 6 5 5 4 21 7,781 11,943 - Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards - - - - - - (22) 118 9 FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted 67,101 $ 69,964 $ 59,704 $ 67,804 $ 65,268 $ 259,629 $ 179,764 $ 234,696 $ 182,169 $ Realized gain on equity investment primarily related to one non-tenant life science entity - (5,811) - - - - - - - Loss (gain) on early extinguishment of debt - 1,602 623 - 2,742 6,485 45,168 (11,254) - Preferred stock redemption charge - - 5,978 - - - - - - Allocation to unvested restricted stock awards - 35 (53) - (38) (69) (394) 62 (137) FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, before gains/losses on early extinguishment of debt realized gain on investment primarily related to one non-tenant life science entity, and preferred stock redemption charges 67,101 $ 65,790 $ 66,252 $ 67,804 $ 67,972 $ 266,045 $ 224,538 $ 223,504 $ 182,032 $ FFO and FFO before gains/losses on early extinguishment of debt realized gain on investment primarily related to one non-tenant life science entity, and preferred stock redemption charges Year Ended Year Ended Three Months Ended Three Months Ended

 Appendix A: Non-GAAP Measures (Dollars in thousands) Adjusted EBITDA 3Q12 2Q12 1Q12 4Q11 3Q11 4Q07 2011 2010 2009 2008 Net income 18,305 $ 25,641 $ 32,775 $ 35,462 $ 32,995 $ 24,992 $ 135,393 $ 139,022 $ 141,648 $ 120,097 $ Interest expense 17,094 17,922 16,227 14,757 14,273 24,013 63,443 69,642 82,273 86,548 Depreciation and amortization 48,173 52,355 43,405 40,966 39,990 26,969 158,026 126,640 118,508 108,743 EBITDA 83,572 95,918 92,407 91,185 87,258 75,974 356,862 335,304 342,429 315,388 Stock compensation expense 3,845 3,274 3,293 3,306 3,344 2,988 11,755 10,816 14,051 13,677 Loss (gain) on early extinguishment of debt - 1,602 623 - 2,742 - 6,485 45,168 (11,254) - Gain on sale of real estate (1,562) (2) - - - (2,901) (46) (59,466) (2,627) (20,401) Gain on sale of land parcel - - (1,864) - (46) - - - - - Impairment on investments - - - - - - - - - 13,251 Impairment of real estate 9,799 - - - 994 - 994 - - 4,650 Adjusted EBITDA 95,654 $ 100,792 $ 94,459 $ 94,491 $ 94,292 $ 76,061 $ 376,050 $ 331,822 $ 342,599 $ 326,565 $ Interest coverage and fixed charge coverage ratios 3Q12 2Q12 1Q12 4Q11 3Q11 4Q07 2011 2010 2009 2008 Adjusted EBITDA 95,654 $ 100,792 $ 94,459 $ 94,491 $ 94,292 $ 76,061 $ 376,050 $ 331,822 $ 342,599 $ 326,565 $ Interest expense 17,094 $ 17,922 $ 16,227 $ 14,757 $ 14,273 $ 24,013 $ 63,443 $ 69,642 $ 82,273 $ 86,548 $ Add: capitalized interest 16,763 15,825 15,266 16,151 16,666 16,609 61,056 72,835 76,884 74,194 Less: amortization of loan fees (2,470) (2,214) (2,643) (2,551) (2,144) (1,733) (9,300) (7,892) (7,958) (6,774) Less: amortization of debt premium/discounts (112) (110) (179) (565) (750) 164 (3,819) (9,999) (10,788) (7,973) Cash interest 31,275 $ 31,423 $ 28,671 $ 27,792 $ 28,045 $ 39,053 $ 111,380 $ 124,586 $ 140,411 $ 145,995 $ Dividends on preferred stock 6,471 6,903 7,483 7,090 7,089 2,715 28,357 28,357 28,357 24,225 Fixed charges 37,746 $ 38,326 $ 36,154 $ 34,882 $ 35,134 $ 41,768 $ 139,737 $ 152,943 $ 168,768 $ 170,220 $ Interest coverage ratio 3.1x 3.2x 3.3x 3.4x 3.4x 1.9x 3.4x 2.7x 2.4x 2.2x Fixed charge coverage ratio 2.5x 2.6x 2.6x 2.7x 2.7x 1.8x 2.7x 2.2x 2.0x 1.9x Net debt to adjusted EBITDA 3Q12 2Q12 1Q12 4Q11 3Q11 4Q07 2011 2010 2009 2008 Secured notes payable 719,350 $ 719,977 $ 721,715 $ 724,305 $ 760,882 $ 1,212,904 $ 724,305 $ 790,869 $ 937,017 $ 1,081,963 $ Unsecured senior notes payable 549,794 549,545 549,536 - - - - - - - Unsecured senior line of credit 413,000 379,000 167,000 370,000 814,000 750,000 370,000 748,000 476,000 675,000 Unsecured senior bank term loans 1,350,000 1,350,000 1,350,000 1,600,000 1,000,000 365,000 1,600,000 750,000 750,000 750,000 Unsecured senior convertible notes - 238 1,236 84,959 84,484 460,000 84,959 295,293 583,929 431,145 Less: cash and cash equivalents (94,904) (80,937) (77,361) (78,539) (73,056) (8,030) (78,539) (91,232) (70,628) (71,161) Less: restricted cash (44,863) (41,897) (39,803) (23,332) (27,929) (51,911) (23,332) (28,354) (47,291) (67,782) Net debt 2,892,377 $ 2,875,926 $ 2,672,323 $ 2,677,393 $ 2,558,381 $ 2,727,963 $ 2,677,393 $ 2,464,576 $ 2,629,027 $ 2,799,165 $ Adjusted EBITDA 95,654 $ 100,792 $ 94,459 $ 94,491 $ 94,292 $ 76,061 $ 376,050 $ 331,822 $ 342,599 $ 326,565 $ Adjusted EBITDA (annualized) 382,616 $ 403,168 $ 377,836 $ 377,964 $ 377,168 $ 304,244 $ Net debt to adjusted EBITDA 7.6x 7.1x 7.1x 7.1x 6.8x 9.0x 7.1x 7.4x 7.7x 8.6x Net debt to gross assets 3Q12 2Q12 1Q12 4Q11 3Q11 4Q07 2011 2010 2009 2008 Net debt 2,892,377 $ 2,875,926 $ 2,672,323 $ 2,677,393 $ 2,558,381 $ 2,727,963 $ 2,677,393 $ 2,464,576 $ 2,629,027 $ 2,799,165 $ Total assets 6,965,017 6,841,739 6,718,091 6,574,129 6,455,556 4,642,094 6,574,129 5,905,861 5,457,227 5,132,077 Add: accumulated depreciation 854,332 822,369 779,177 742,535 710,580 356,018 742,535 616,007 520,647 428,690 Less: cash and cash equivalents (94,904) (80,937) (77,361) (78,539) (73,056) (8,030) (78,539) (91,232) (70,628) (71,161) Less: restricted cash (44,863) (41,897) (39,803) (23,332) (27,929) (51,911) (23,332) (28,354) (47,291) (67,782) Gross assets 7,679,582 $ 7,541,274 $ 7,380,104 $ 7,214,793 $ 7,065,151 $ 4,938,171 $ 7,214,793 $ 6,402,282 $ 5,859,955 $ 5,421,824 $ Net debt/gross assets 38% 38% 36% 37% 36% 55% 37% 38% 45% 52% Year Ended Three Months Ended

 Appendix A: Non-GAAP Measures (Dollars in millions, except per share amounts) Adjusted EBITDA 4Q13 4Q12 Net income $34 - $38 $33 - $36 Interest expense $19 - $23 $18 - $20 Depreciation and amortization $46 - $51 $42.6 - $47.7 EBITDA $104 - $108 $93.6 - $103.7 Stock compensation $3 - $5 $3 - $5 Other $0 - $1 - Adjusted EBITDA $108 - $112 $101.7 - $103.7 NOI 4Q13 4Q12 Net operating income $116 - $120 $107.5 - $109.5 General and administrative $11 - $13 $11 - $12 Interest $19 - $23 $18 - $20 Depreciation and amortization $46 - $51 $42.6 - $47.7 Other $0 - $1 - Income from continuing operations $34 - $38 $31.9 - $33.9 2013 2012 Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted $1.39 - $1.59 $1.16 - $1.26 Depreciation and amortization $2.91 - $3.11 $3.00 - $3.06 Gain on sale of real estate - ($0.06) Impairment of real estate - $0.16 FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted $4.40 - $4.60 $4.32 - $4.36 Realized gain on equity investment primarily related to one non-tenant life science entity - ($0.09) Loss on early extinguishment of debt - $0.04 Preferred stock redemption charge - $0.10 FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, before gains/losses on early extinguishment of debt realized gain on investment primarily related to one non-tenant life science entity, and preferred stock redemption charges $4.40 - $4.60 $4.37-$4.41 FFO and FFO before gains/losses on early extinguishment of debt realized gain on investment primarily related to one non-tenant life science entity, and preferred stock redemption charges Year Ended (per share) Three Months Ended Three Months Ended